Exhibit 10.6

Loan Agreement Certification

(1) Loan Amount	50,000,000 JPY
(2) Use	Long-term Working Capital
(3) Due Date	2025/4/30
(4) Repayment	The 1st repayment is on 2020/6/30. From the 2nd time, every repayment is at the end of each month, with an installment payment of 840,000 JPY, and the balance will be paid off by the deadline.
(5) Rate	0.71% per year
(6) Interest Payment Method and Period	The first interest repayment stars on 2020/5/31, deferred payment for the previous month on the last day of every month.
(7) Interest Rate when Conditions are Violated	0.71% per year
(8) Other Contract Terms

April 30, 2020

Address: 1-9-4, Ote-Cho, Tiyoda-Ku, Tokyo

The Bank: Janpan Finance Corporation

41-1, Senzunakacho, Adachi-ku, Tokyo,

Senzun Branch.

Manager

Small and medium-sized enterprise business supervisor: /s/ Hiroaki Kuzaki

Address: 2-5-9, Kotobashi, Sumidaku, Tokyo

The Company: Tokyou Seikatsu Kan

Representative Director: /s/ Mei Kanayama